Exhibit 99.1

GigOptix Renews an Expanded Line of Credit with Silicon Valley Bank

San Jose, Calif., - May 18, 2015 - GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high-speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced it has renewed an expanded revolving line of credit with Silicon Valley Bank (SVB).

The latest amendment to GigOptix’ credit facility with SVB extends through May 6, 2016, and immediately provides GigOptix with an additional $3.5 million of borrowing capacity, providing a $7.0 million accounts receivable revolving line of credit, while also maintaining an existing separate facility under which GigOptix is entitled to borrow up to $3.5 million with specific re-payment conditions, for a total borrowing capacity of $10.5 million.

“The expansion of our line of credit adds additional flexibility to our already strong financial position, which includes almost $18 million of cash and zero debt,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “While we have no current plans to draw on this line, having the increased $10.5 million line of credit readily available improves our ability to quickly execute on potential strategic acquisitions as we continue to look for ways to further increase shareholder value.”

The full text of the loan agreement and the latest amendment has been filed with Securities and Exchange Commission, dated as of May 18, 2015.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its product portfolio addresses emerging telecom long-haul and metro applications, datacom cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz, and drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support form swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the possibility of using the expanded line of credit to help finance future potential acquisitions. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding our growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently acquired or produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investor Relations:

Darrow Associates, Inc.

Jim Fanucchi, +1 408 404-5400

ir@gigoptix.com